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                                                                EXHIBIT 23.8

            CONSENT OF COULTER & JUSTUS, P.C., INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-xxxxx) pertaining to the OneMain.com, Inc. 1999 Stock Option and Incentive Plan of our report dated November 4, 1998 with respect to the financial statements of United States Internet, Inc. included in the Registration Statement on Form S-4 (333-77063) and related prospectus of OneMain.com, Inc., filed with the Securities and Exchange Commission.


                                                      /s/ Coulter & Justus, P.C.


Knoxville, Tennessee
May 13, 1999